                                                                      EXHIBIT 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

November 17, 2003

Dear Sir Madam:

We have read all paragraphs of (item 4 included in the Form 8-K. dated November 14, 2003 of Farmers & Merchants Bancorp, Inc. to be filed with the Securities and Exchange Commission. We are in agreement with the statements contained in paragraphs 4(a) through 4(c).

Very truly yours,



/s/ Krouse, Kern, & Co. Inc.
----------------------------